SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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DIVERSIFIED CORPORATE RESOURCES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Diversified Corporate Resources, Inc.
10670 N. Central Expressway, Suite 600
Dallas, Texas 75231

May __, 2004

Dear Shareholder:

You are cordially invited to attend the 2004 Annual Meeting of Shareholders of Diversified Corporate Resources, Inc. (the "Company"), which will be held at Holiday Inn Express, 10650 N. Central Expressway, Dallas, Texas 75231, on June 18, 2003, at 10:00 a.m. Central Time.

At the Annual Meeting, you will be asked to consider and vote upon the following: (1) the election of directors, (2) the approval of an amendment of our Articles of Incorporation to increase the number of authorized shares of our Common Stock from 10 million to 50 million, (3) the ratification of the appointment of BDO Seidman, LLP, as our independent accountants for the fiscal year ending December 31, 2004, (4) the approval of the 2004 Diversified Corporate Resources, Inc. 2004 Nonqualified Stock Option Plan, and (5) any other business that may properly come before the meeting.

The Board of Directors and management look forward to seeing you at the Annual Meeting.
Sincerely,
J. Michael Moore Chairman of the Board and Chief Executive Officer

__________________________________________

DIVERSIFIED CORPORATE RESOURCES, INC.
10670 N. Central Expressway, Suite 600
Dallas, Texas 75231

____________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held June 18, 2004

_____________________________________________________

To the Shareholders:

Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Diversified Corporate Resources, Inc., a Texas corporation (the "Company"). will be held at 10:00 local time on Friday, June 18, 2004, at Holiday Inn Express, 10650 N. Central Expressway, Dallas, Texas 75231, for the following purposes:

    To elect four members of the Board of Directors to hold office until the next annual meeting of shareholders or until their respective successors are duly elected and qualified.

    To consider and approve an amendment to our Articles of Incorporation to increase the number of authorized shares of our Common Stock from 10,000,000 to 50,000,000.

    To ratify the appointment of BDO Seidman, LLP as our independent accountants for the fiscal year ending December 31, 2004.

    To consider and approve the Diversified Corporate Resources, Inc. 2004 Nonqualified Stock Option Plan.

    To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

Holders of record of our Common Stock (the "Common Shareholders") and the holders of our Series A Convertible Voting Preferred Stock, $10 par value ("Preferred Stock")(such holders herein called the "Preferred Stockholders," and the Common Shareholders and the Preferred Shareholders herein called collectively the "Shareholders"), each at the close of business on April 29, 2004, will be entitled to vote at the Annual Meeting. A list of the Shareholders entitled to vote at the Annual Meeting will be available for examination at our offices for ten (10) days prior to the Annual Meeting.

In addition to the proxy statement and proxy card, a copy of our Annual Report, which is not part of the proxy soliciting material, is enclosed.

It is important that your shares be represented and voted at the meeting. Whether or not you expect to attend the meeting, you are urged to mark, sign, date and mail the enclosed proxy card promptly so that your shares may be represented and voted in accordance with your wishes and in order that the presence of a quorum may be assured. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the enclosed Proxy Statement.

By Order of the Board of Directors
J. Michael Moore Chairman of the Board and Chief Executive Officer
Dallas, Texas May __, 2004

________________________________________

DIVERSIFIED CORPORATE RESOURCES, INC.
10670 N. Central Expressway, Suite 600
Dallas, Texas 75231

__________________________________________________

PROXY STATEMENT
FOR 2004 ANNUAL MEETING OF SHAREHOLDERS
June 18, 2004

__________________________________________________

SOLICITATION AND REVOCABILITY OF PROXIES

The enclosed form of proxy is solicited by the Board of Directors of Diversified Corporate Resources, Inc. (the "Company") to be used at the Annual Meeting of Shareholders (the "Annual Meeting"), to be held at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (the "Notice"), and at any adjournment(s) thereof. When the proxy cards are properly executed and received, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions noted thereon; if no direction is indicated, such shares will be voted for the election of directors and in favor of the other proposals set forth in the Notice.

Our executive offices are located at, and the mailing address of the Company is, 10670 N Central Expressway, Suite 600, Dallas, Texas 75231.

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the shareholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with their judgment on such matters.

This proxy statement (the "Proxy Statement") and an accompanying proxy card are being mailed on or about May __, 2004. Our Annual Report is enclosed herewith, but does not form any part of the materials for solicitation of proxies.

The enclosed proxy card, even though executed and returned, may be revoked at any time prior to the voting of the proxy by giving written notice of revocation to the Secretary of the Company at our principal executive offices, or by executing and delivering a later-dated proxy, or by attending the Annual Meeting and voting in person. However, no such revocation shall be effective until the Company, at or before the Annual Meeting, has received such notice. Such revocation will not affect a vote on any matters taken prior to receipt of such revocation. Mere attendance at the Annual Meeting will not of itself revoke the proxy. The Preferred Shareholders will receive a separate proxy card.

In addition to the solicitation of proxies by use of the mail, directors, officers, and regular employees of the Company may solicit the return of proxies, either by mail, telephone, telegraph, or through personal contact. Such directors, officers, and employees will not be additionally compensated, but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries will, in connection with shares of the Company's common stock, par value $.10 per share (the "Common Stock"), registered in their names, be requested to forward solicitation material to the beneficial owners of such shares of Common Stock.

The cost of preparing, printing, assembling, and mailing the Annual Report, the Notice, this Proxy Statement, and the proxy card, as well as the cost of forwarding solicitation materials to the beneficial owners of shares of Common Stock and other costs of solicitation, will be borne by the Company.

VOTING SECURITIES OUTSTANDING; QUORUM

The record date for the determination of shareholders entitled to notice of and vote at the Annual Meeting was the close of business on April 29, 2004 (the "Record Date"). At the close of business on the Record Date, there were 3,992,961 shares of Common Stock issued and outstanding, each of which is entitled to one vote on all matters properly brought before the Annual Meeting, and 211, 875 shares of Preferred Stock, each of which is entitled to ten votes in all matters properly brought before the Annual Meeting. The Shareholders holding Preferred Stock will vote together with the Common Shareholders as a single class on all matters brought before the Annual Meeting. Shareholders have no cumulative voting rights.

The presence in person or by proxy of the holders of a majority of the issued and outstanding shares of Common Stock and Preferred Stock, voting as a single class, entitled to vote as of the Record Date is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are treated as present and are, therefore, counted to determine a quorum. Shares held by the Company in its treasury or by any majority-owned subsidiary or the Company do not count toward a quorum. If a quorum is not present, the Shareholders entitled to vote who are present in person or represented by proxy have the power to adjourn the meeting from time to time, without notice or other announcement, until a quorum is present or represented. It is the intention of the persons named in the proxy to vote the shares represented by the proxies held by them for such an adjournment. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.

Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the shares of Common Stock and Preferred Stock, voting as a single class, represented and voting at the Annual Meeting is required for the election of directors. That is, the nominees receiving the greatest number of votes will be elected. The affirmative vote of two-thirds (2/3) of the shares of Common Stock and Preferred Stock, voting as a single class, represented and voting at the Annual Meeting is required for approval of the amendment of the Company's Articles of Incorporation. The affirmative vote of the holders of a majority of the shares of Common Stock and Preferred Stock, voting as a single class, present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve all other business that may properly come before the meeting or any adjournment thereof.

Abstentions may be specified on all proposals except the election of directors. Abstentions, with respect to any proposal other than the election of directors, will have the same effect as a vote against such proposal. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes, if any, will have no effect on the outcome of the election of directors, and will have the effect of votes against any other proposal.

By operation of the voting agreement entered into at the time of their purchase of the Preferred Stock, the Preferred Shareholders have agreed to vote in favor of the nominees for director and all proposals, to the extent presented at any annual or special meeting of the Shareholders during 2004 and 2005.

GOVERNANCE OF THE COMPANY

Pursuant to the Texas Business Corporation Act and the Company's bylaws, our business, property and affairs are managed by or under the direction of the Board of Directors. Members of the Board are kept informed of the Company's business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. The Board currently has five members.

The Board held _________ (__) meetings during 2003. Each of the directors attended all of the meetings of the Board.

Committees of the Board of Directors

During 2003, the Board had two standing committees: the Audit Committee and the Compensation Committee.

The Audit Committee currently consists of John M. Gilreath (Chairman), Samuel E. Hunter and Mark E. Cline. Until February 19, 2003, W. Glenn Brown, Jr., was a member and Chairman of the Audit Committee. Mr. Gilreath was elected as a member and Chairman of the Audit Committee on February 19, 2003, the date that he was appointed to the Board. The Board of Directors has determined that Mr. Gilreath qualifies to be the "audit committee financial expert" as such term is defined in the regulations promulgated by the Securities Exchange Commission ("SEC"). During 2003, the Audit Committee held ____ meetings. All members of the committee attended all meetings.

The Compensation Committee currently consists of Mr. Hunter (Chairman), Mr. Cline and Mr. Gilreath. The Compensation Committee is responsible for determining the compensation of the Company's executive officers and administers the Company's stock option plans. The Compensation Committee has not held meetings in 2003.

During 2003, and as of the date of this Proxy Statement, the Company did not have a standing nominating committee, the entire Board of Directors having participated in the consideration of director nominees. Three of the five directors (Messrs. Cline, Gilreath and Hunter) were and are "independent" as defined in the listing standards of the American Stock Exchange. Given our relatively small market capitalization and inability to pay market rate directors' fees, the Board of Directors did not believe that maintaining a nominating committee would lead to the identification of a pool of candidates eligible and willing to serve as directors of the Company. However, shortly after the Annual Meeting, the Board of Directors does intend to establish a standing nominating committee composed of the three independent directors and under the chairmanship of Mr. Cline.

During 2003, the Board of Directors did not have a formal policy with regard to the consideration of any director candidates recommended by Shareholders . Until very recently, when the Preferred Stock was acquired by investors who could be considered institutional investors, the Board has not been aware of any Shareholder or group of Shareholders interested in recommending director nominees. However, beginning immediately after the Annual Meeting, the Board of Directors will consider director candidates recommended by Shareholders, evaluating them in the same manner in which the Board of Directors (or the nominating committee, once it is established) evaluates candidates recommended by others. Such recommendations should be made in writing to the Company's Secretary and will be considered in accordance with the information and timely notice requirements of the Company's By-Laws relating to Shareholder proposals for the 2005 Annual Meeting, all as described on page 25 of this Proxy Statement. All of the four director nominees for inclusion in the Company's proxy card for the 2004 Annual Meeting are standing for re-election.

Communications to the Board of Directors

Shareholders and other interested parties are encouraged to communicate directly with the Company's independent directors by writing to the Directors, c/o Office of the General Counsel, Diversified Corporate Resources, Inc., 10670 N. Central Expressway, Suite 600, Dallas, Texas 75231. Under procedures established by the Company's independent directors, each letter sent in accordance with the above instructions will be automatically sent to all of the independent directors and copies will be provided to the General Counsel.

Director Attendance at Annual Meetings

The Company has a policy whereby all members of the Board of Directors must attend annual meetings of Shareholders. All five directors attended the 2003 Annual Meeting.

Compensation of Directors

In 2003, our outside directors, that is directors who are not employees of the Company, each received a quarterly retainer of $7,500, and (in February 2004) an option to purchase 25,000 shares of our Common Stock.

In addition to compensation received as a director, while serving as Chairman of the Compensation Committee, since February 19, 2003, Mr. Hunter received $______ for each committee meeting attended. The additional compensation paid in 2003 to Mr. Gilreath, the current Chairman of the Audit Committee, was $1,500 per month.

Members of the Board of Directors who are employees of the Company do not receive additional compensation for serving as a director of the Company or for attending meetings of the Board of Directors.

Code of Ethics

The Company has adopted a code of ethics that applies to the Company's principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. The Company's Ethics Policy is posted on the Company's Website. The Website address is www.dcri.net.

REPORT OF THE AUDIT COMMITTEE

The functions of the Audit Committee are focused on three areas:

    the adequacy of the Company's internal controls and financial reporting process and the reliability of the Company's financial statements.

    the performance of the Company's internal auditors and the independence and performance of the Company's independent auditors.

    the Company's compliance with legal and regulatory requirements.

We meet with management periodically to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. We discuss these matters with BDO Seidman, LLP ("BDO Seidman"), the Company's independent auditors, who have unrestricted access to the committee, and with appropriate Company financial personnel.

We also recommend to the Board the appointment of the independent auditors and review periodically their performance, fees and independence from management.

The directors who serve on the committee are "Independent" within the meaning of Section 121(A) of the listing standards of the American Stock Exchange. The Board has adopted a written charter setting out the functions the committee is to perform. A copy of the charter was attached to the 2003 Proxy Statement.

Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America and discuss with us any issues they believe should be raised with us. We monitor these processes, relying without independent verification, on the information provided to us and on the representations made by management and the independent auditors.

This year, we reviewed and discussed the Company's audited financial statements as of and for the fiscal year ended December 31, 2003, with management and BDO Seidman. Management has represented to us that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

We discussed with BDO Seidman any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees, AUS 380). We have received from and discussed with BDO Seidman the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and have discussed with BDO Seidman its independence.

Based on these reviews and discussions, we recommend to the Board of Directors that the Company's audited financial statements be included in the Company's report on Form 10-K for the fiscal year ended December 31, 2004.

John M. Gilreath, Chairman
Samuel E. Hunter
Mark E. Cline

PROPOSAL 1 - ELECTION OF DIRECTORS

Our Bylaws provide that the number of directors which shall constitute the Board of Directors shall be fixed from time to time by resolution of the Board of Directors but shall not be less than one. The Board of Directors has fixed the number of directors at five and has nominated the four individuals named below to be elected at the Annual Meeting, to hold office until the next annual meeting of shareholders or until their successors have been duly elected and qualified. All of the nominees are currently directors of the Company. It is the intention of the persons named in such proxy to vote the shares represented by such proxy for the election of the following named nominees. Information regarding each nominee is set forth in the text below.

W. Brown Glenn, Jr., a director and the Company's President, has recently announced that immediately after the Annual Meeting, he will resign as President to pursue an opportunity in the investment banking industry. Mr. Brown did not decline to stand for re-election because of a disagreement with the Company on any matter relating to the Company's operations, policies or practices.

The Company named only four nominees, which is fewer than the number of directors fixed by resolution of the directors, in order to facilitate the appointment of a fourth independent director still to be identified to fill, sometime during this fiscal year, the vacancy until the 2005 Annual Meeting. PROXIES CANNOT BE VOTED FOR A GREATER NUMBER OF PERSONS THAT THE NUMBER OF NOMINEES NAMED.

If you do not wish your shares to be voted for any particular nominee, you may so indicate on the proxy card. If any of these nominees for director becomes unavailable, the persons named in the accompanying proxy may vote for any alternate designated by the present Board of Directors or the number of directors may be reduced.

Nominees for Election at the Annual Meeting:

MARK E. CLINE, 52, has been a director of the Company since July 9, 2002. Since 1985, Mr. Cline has served as President of Memphis, Inc., a Dallas-based entity engaged in owning and operating food and beverage establishments. Since April, 1999, he has also served as President of Nimrod, Inc., a Dallas-based real estate development concern, and since November 2003, as a director of Cytomedix, Inc., a Little Rock, Arkansas-based biotechnology development company. Mr. Cline serves on the Audit and Compensation Committees.

JOHN M. GILREATH, 50, has been a director of the Company since February 19, 2003. Since December 2002, Mr. Gilreath has served as Managing Director and Chief Financial Officer of Entera Entertainment , Inc., a Washington, D.C.-based film distribution company. From April 2001 to December 2002, he served as Vice President of Allegiance Capital Corporation, a Dallas-based middle market investment bank, and from April 1996 to April 2001, he served as Managing Director of DSJ Consulting, L.L.C., a Tulsa-based corporate finance consulting company. Mr. Gilreath serves as Chairman of the Audit Committee and on the Compensation Committee.

SAMUEL E. HUNTER, 69, has been as a director of the Company since February 1997. Since July 2000, Mr. Hunter has served as Senior Vice President and Manager of the Sales Trading desk for the New York office of the Charlotte-based Interstate Group. From October 1997 to June 2000, Mr. Hunter served as Senior Vice President of Sales for OptiMark Technologies, Inc., a New York-based electronic trading network. Mr. Hunter is also a minority shareholder and director in Pursuant Technologies, Inc. See "Certain Relationships and Related Party Transactions." Mr. Hunter serves as chairman of the Compensation Committee and on the Audit Committee.

J. MICHAEL MOORE, 57, has been our Chairman of the Board of Directors since May 1991, and Chief Executive Officer since May 1993. He has served as President and Chief Executive Officer of United States Funding Group, Inc., a Dallas-based corporation, since 1986. He is the principal shareholder of DCRI L.P. No. 2, Inc., a Texas corporation, which holds voting and investment power with respect to shares of Common Stock and which has filed for bankruptcy protection in February 2003. Mr. Moore is also a minority shareholder in Pursuant Technologies, Inc. See "Certain Relationships and Related Party Transactions."

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF
THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR

PROPOSAL 2 - APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 10,000,000 TO 50,000,000

Our Board of Directors has determined that it is necessary to increase our authorized Common Stock from 10,000,000 shares to 50,000,000 shares and has voted to recommend that the Shareholders adopt an amendment to our Articles of Incorporation effecting the proposed increase. The text of the proposed amendment to the Articles of Incorporation is attached to this proxy statement as Annex 1.

Our Articles of Incorporation currently authorize the issuance of up to 10,000,000 shares of our Common Stock and 1,000,000 shares of Preferred Stock. As of April 29, 2004, 3,992,961 shares of our Common Stock were issued and outstanding, approximately an additional 1,400,000 shares were reserved for issuance upon the exercise of options granted under our existing stock plans, an additional 2,118,750 shares were reserved for issuance upon conversion of the 211,875 shares of Preferred Stock and approximately 2,275,105 shares were reserved for issuance upon exercise of the various warrants.

The Board of Directors believes it is in our best interest and the best interests of the Shareholders to have sufficient additional authorized but unissued shares of Common Stock available in order to provide flexibility for corporate action in the future. Management believes that the availability of additional authorized shares for issuance from time to time in the Board of Directors' discretion in connection with possible acquisitions of other companies, future financings, investment opportunities, stock splits or dividends or for other corporate purposes is desirable in order to avoid repeated separate amendments to our Articles of Incorporation and the delay and expense incurred in holding special meetings of Shareholders to approve such amendments. Except as shares may be issued from time to time pursuant to the proposed Diversified Corporate Resources, Inc. 2004 Nonqualified Stock Option Plan, we currently have no present intention, plan, arrangement or agreement, written or oral, to issue shares of our Common Stock for any purpose. However, the Board of Directors believes that the currently available unissued shares do not provide sufficient flexibility for corporate action in the future.

The issuance of additional shares of Common Stock could have the effect of diluting existing Shareholder earnings per share, book value per share and voting power. Our Shareholders do not have any preemptive right to purchase or subscribe for any part of any new of additional issuance of our securities.

Under Texas corporate law, the affirmative vote of two-thirds (2/3) of the shares of Common Stock and Preferred Stock, voting as a single class, outstanding an entitled to vote at the Annual Meeting is required to approve the amendment to our Articles of Incorporation to effect the proposed increase in our authorized shares.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO OUR ARTICLES ON INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 10,000,000 TO 50,000,000, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF, UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

INDEPENDENT PUBLIC ACCOUNTANTS

As previously disclosed by the Company in its current report on Form 8-K filed with the SEC on August 26, 2003, the Board of Directors of the Company, on August 7, 2003, and upon the recommendation of its Audit Committee, authorized and approved the appointment, on August 22, 2003, of BDO Seidman, LLP, to serve as the Company's independent auditors for the fiscal year ended December 31, 2003, replacing Weaver and Tidwell, L.L.P.

The Weaver and Tidwell, L.L.P. reports on the Company's 2000, 2001 and 2002 consolidated financial statements were qualified as to uncertainty regarding the Company's ability to continue as a going concern. These reports contained no other adverse opinion or disclaimer of opinion, and the reports were not qualified or modified as to uncertainty, audit scope, or accounting principles. There have been no disagreements with Weaver and Tidwell, L.L.P., during the Company's 2001 and 2002 fiscal years, and any subsequent interim period preceding such replacement, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Weaver and Tidwell, L.L.P., would have caused it to make reference to the subject matter of the disagreements in connection with its reports. There have been no reportable events with respect to the Company as described at Item 304 of Regulation S-K, during the Company's 2001 and 2002 fiscal years and any subsequent interim period preceding such replacement. The Company provided a letter from Weaver and Tidwell, L.L.P. addressed to the SEC stating that Weaver and Tidwell, L.L.P. agrees with the statements contained herein as they relate to Weaver and Tidwell, L.L.P. A copy of such letter was filed as an exhibit to the Company's current report on From 8-K, dated August 26, 2003, reporting the change in certifying accountants.

During the Company's fiscal years ended December 31, 2001, and 2002, through August 22, 2003, the Company has not consulted with BDO Seidman, LLP on items which (i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or (ii) concerning any subject matter of a disagreement or reportable event with Weaver and Tidwell, L.L.P.

PROPOSAL 3 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

We are asking you to ratify the Audit Committee's selection of BDO Seidman, LLP, as our independent auditors for 2004. BDO Seidman, LLP, has audited the accounts of the Company since August 2003. The Board of Directors considers it desirable to continue the services of BDO Seidman, LLP.

The fees billed or expected to be billed by BDO Seidman, LLP, for professional services rendered to the Company during 2003 are set forth below. The Audit Committee has concluded that the provision of non-audit services by the independent auditors to the Company did not and does not impair or compromise the auditors' independence.
	BDO Seidman, LLP Fees	Weaver and Tidwell, L.L.P. Fees
	2003	2002	2003
Audit Fees		83,700
Audit-Related Fees		-0-
Tax fees		-0-
All Other Fees		20,790
Total		104,490

Audit Fees

These amounts represent fees billed or expected to be billed by each of the accounting firms for professional services rendered for the audits of the Company's annual financial statements for the fiscal years ended December 31, 2003 and 2002, the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q and services related to statutory and regulatory filings or engagements for such fiscal years.

Audit-Related Fees

These amounts represent fees billed or expected to be billed by each of the accounting firms for professional services rendered that were reasonably related to the performance of the audits or the reviews of the Company's financial statements in 2003 and 2002 (but which are not included under "Audit Fees" above.)

All Other Fees

These fees are primarily for computer consulting services which were performed in 2002 and have since been discontinued.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services that may be performed by the Company's independent auditors. Under this policy, each year, at the time it engages the independent auditors the Audit Committee pre-approves the audit engagement terms and fees and may also pre-approve detailed types of audit-related and permitted tax services, subject to certain dollar limits, to be performed during the year. All other non-audit services are required to be pre-approved by the Audit Committee on an engagement-by-engagement basis. The Audit Committee may delegate its authority to pre-approve services to one or more of its members, whose activities shall be reported to the Audit Committee at each regularly scheduled meeting.

Representatives of BDO Seidman, LLP, are expected to be present at the Annual Meeting. They will have the opportunity to make a statement and will be available to respond to appropriate questions.

If the Shareholders should fail to ratify the selection of the auditors, the Audit Committee will designate auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF BDO SEIDMAN, LLP, AS OUR AUDITORS.

EXECUTIVE OFFICERS AND COMPENSATION

Executive Officers

The table and text below set for the name, age, current position and term of office of the Company's current executive officers.
Name	Age	Position
J. Michael Moore	57	Chairman and Chief Executive Officer
W. Brown Glenn, Jr.	50	President
Michael Lee	35	Secretary, Treasurer and Chief Financial Officer

Mr. Moore has served as Chief Executive Officer of the Company since May 1991. Mr. Moore has entered into an Employment Agreement with the Company providing for employment through December 31, 2003, and a severance payment equal to twelve months salary if terminated other than for cause. Mr. Moore currently has no employment agreement with the Company and, therefore, no specified term for his service as Chief Executive Officer.

Mr. Glenn has served as President of the Company since March 2003. Mr. Glenn currently has no employment agreement with the Company and, therefore, no specified term for his service as President.

Mr. Lee has served as Chief Financial Officer of the Company since January 15, 2004. Previously, Mr. Lee performed the duties of Assistant Comptroller of the Company (May 2003 - January 2004) and worked as a financial analyst for Avatex Corporation (November 1997-May 2003). Mr. Lee currently has no employment agreement with the Company and, therefore, no specified term for his service as Chief Financial Officer.

SUMMARY COMPENSATION
Name and Principal Position (a)	Year (b)	Annual compensation			Long-term compensation
		Salary ($) (c)	Bonus ($) (1) (d)	Other annual compen-sation ($) (2) (e)	Awards		Payouts	All other compen-sation ($) (i)
					Restricted stock award(s) ($) (f)	Securities under-lying options/ SARs (#) (3) (g)	LTIP payouts ($) (h)
Michael Moore	2003 2002 2001	250,000 225,000 250,000	-0- -0- -0-	36,000 45,000 27,000	-0- -0- -0-	160,000 -0- 225,000	-0- -0- -0-	-0- -0- -0-
W. Brown Glenn, Jr.	2003	150,000	-0-	-0-	-0-	150,000	-0-	-0-

  The bonus was calculated as a percentage of after-tax net income.

  Includes perquisites and other personal benefits if value is greater than the lesser of $50,000 or 10% of reported salary and bonus. Includes deferred compensation for Mr. Moore of $36,000 in 2003, $36,000, in 2002, and $27,000, in 2001.

  No options were granted in 2002.

OPTION/SAR GRANTS IN LAST FISCAL YEAR
Individual grants					Potential realizable value at assumed annual rates of stock price appreciation for option term		Alternative to (f) And (g): grant date value
Name (a)	Number of securities underlying option/SARs granted (#) (b)	Percent of total options/SARs granted to employees in fiscal year (c)	Exercise of base price ($/Sh) (d)	Expiration date (e)
					5% ($) $ (f)	10% ($) $ (g)	Grant date present value $ (h)
J. Michael Moore	160,000	14.16%	.24	2/19/2006	$6052.80	$12,710.40
W. Brown Glenn, Jr.	150,000	13.28%	.24	2/19/2006	$5,674.50	$11,916.00

Stock Option Exercises and Year-end Values

The following table sets forth information with respect to the named executive officers concerning the exercise of options during 2003 and unexercised options held as of December 31, 2003:

	Shares		Number of Shares Underlying Unexercised Options at Fiscal Year End(#)(1)	Value of Unexercised In-The-Money Options / SARs at Fiscal Year End ($)(1)
Name	Acquired on Exercise(#)	Value Realized ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
J. Michael Moore	-0-	-0-	239,667/193,333	$ 183,730/$241,600
W. Brown Glenn, Jr.	-0-	-0-	21,250/150,000	$ 28,187.50/$ 226,500

  The amounts under the headings entitled "Exercisable" reflect vested options as of December 31, 2003 and the amounts under the headings entitled "Unexercisable" reflect options that have not vested as of December 31, 2003.

TEN-YEAR OPTION/SAR REPRICINGS
			Market			Length of
		Number of	price of			original
		Securities	stock at	Exercise		option term
Name	Date	underlying	time of	price at		remaining
		option/SARs	repricing	tiime of	New	at date
		repriced or	or	repricinig or	exercise	of repricing
		amended	amendment	amendment	price	or amendment
Adkins, Jennie	7-Mar-2003	1,500	$0.37	$5.13	$0.24	4yr-9mn
Bagheri, Paari	7-Mar-2003	2,500	$0.37	$5.13	$0.24	4yr-9mn
Barbadora, Mark	7-Mar-2003	1,500	$0.37	$4.88	$0.24	9yr-11mn
Brearley, Liz	7-Mar-2003	1,000	$0.37	$5.13	$0.24	4yr-9mn
Constant, Terina	7-Mar-2003	2,500	$0.37	$5.13	$0.24	4yr-9mn
Cushmore, Wayne	7-Mar-2003	500	$0.37	$4.81	$0.24	9yr-11mn
Davenport, Donata	7-Mar-2003	2,000	$0.37	$4.81	$0.24	9yr-11mn
Elliott, Betsy	7-Mar-2003	2,500	$0.37	$5.13	$0.24	4yr-9mn
Fannon, Joyce	7-Mar-2003	1,500	$0.37	$5.13	$0.24	4yr-9mn
Fannon, Joyce	7-Mar-2003	6,000	$0.37	$0.86	$0.24	9yr-11mn
Furra, Doug	7-Mar-2003	10,000	$0.37	$4.00	$0.24	4yr-9mn
Furra, Doug	7-Mar-2003	20,000	$0.37	$5.13	$0.24	4yr-9mn
Furra, Doug	7-Mar-2003	10,000	$0.37	$5.13	$0.24	9yr-11mn
Furra, Doug	7-Mar-2003	11,500	$0.37	$0.86	$0.24	9yr-11mn
Germer, Jonah	7-Mar-2003	2,000	$0.37	$4.81	$0.24	9yr-11mn
Gormley, Christopher	7-Mar-2003	3,000	$0.37	$4.81	$0.24	9yr-11mn
Guinsburg, Annette	7-Mar-2003	9,000	$0.37	$5.13	$0.24	4yr-9mn
Guinsburg, Annette	7-Mar-2003	8,900	$0.37	$0.86	$0.24	9yr-11mn
Hartley, Allan	7-Mar-2003	13,331	$0.37	$2.88	$0.24	9yr-11mn
Hartley, Allan	7-Mar-2003	13,331	$0.37	$2.88	$0.24	9yr-11mn
Hartley, Allen	7-Mar-2003	13,331	$0.37	$2.88	$0.24	9yr-11mn
Hartley, Allen	7-Mar-2003	13,331	$0.37	$2.88	$0.24	9yr-11mn
Higby, Scott	7-Mar-2003	10,000	$0.37	$5.13	$0.24	4yr-9mn
Higby, Scott	7-Mar-2003	7,500	$0.37	$5.13	$0.24	9yr-11mn
Lasek, Leonard	7-Mar-2003	2,000	$0.37	$4.81	$0.24	9yr-11mn
LeTourneau, Dave	7-Mar-2003	2,500	$0.37	$5.13	$0.24	4yr-9mn
May, George	7-Mar-2003	4,000	$0.37	$1.05	$0.24	9yr-11mn
Moore, J. Michael	7-Mar-2003	31,000	$0.37	$5.13	$0.24	3yr-9mn
Moore, J. Michael	7-Mar-2003	46,500	$0.37	$4.00	$0.24	3yr-9mn
Moore, J. Michael	7-Mar-2003	62,500	$0.37	$12.75	$0.24	9yr-11mn
Moore, J. Michael	7-Mar-2003	100,000	$0.37	$12.75	$0.24	9yr-11mn
Moore, J. Michael	7-Mar-2003	100,000	$0.37	$3.40	$0.24	9yr-11mn
Moore, J. Michael	7-Mar-2003	125,000	$0.37	$0.86	$0.24	9yr-11mn
O'Brien, Terry	7-Mar-2003	4,000	$0.37	$5.13	$0.24	4yr-9mn
Ormand, Jerry	7-Mar-2003	10,000	$0.37	$5.88	$0.24	9yr-11mn
Ploof, Christy	7-Mar-2003	5,000	$0.37	$3.00	$0.24	9yr-11mn
Porter, Suzanne	7-Mar-2003	12,000	$0.37	$5.13	$0.24	4yr-9mn
Smith, David	7-Mar-2003	5,000	$0.37	$0.87	$0.24	9yr-11mn
Taylor, Conrad	7-Mar-2003	10,000	$0.37	$2.88	$0.24	9yr-11mn
Vallely, Ron	7-Mar-2003	13,331	$0.37	$2.88	$0.24	9yr-11mn
Vallely, Ron	7-Mar-2003	13,331	$0.37	$2.88	$0.24	9yr-11mn
Woo, Jim	7-Mar-2003	10,000	$0.37	$5.13	$0.24	4yr-9mn
Woo, Jim	7-Mar-2003	10,800	$0.37	$0.86	$0.24	9yr-11mn
Young, Lucy	6-Jun-2003	10,000	$0.95	$0.87	$0.24	9yr-11mn
Young, Lucy	22-Dec-2003	10,000	$1.84	$1.75	$0.24	9yr-11mn

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of April 16, 2004, by (a) each person known by us to own beneficially five percent or more of the outstanding Common Stock; (b) each of our directors; (c) each of the named executive officers named in the Summary Compensation Table below; and (d) all directors and executive officers as a group. The address of each person listed below is 10670 N. Central Expressway, Suite 600, Dallas, Texas 75231, unless otherwise indicated.

	Shares Beneficially Owned(1)(2)
Name and Address of Beneficial Owner	Number	Percent
DCRI L.P. No. 2, Inc.	451,700 (3)	11.31%
J. Michael Moore	3,702,367 (3)(4)	61.37%
Samuel E. Hunter	52,000 (5)	*
Mark E. Cline	53,200 (6)	*
W. Brown Glenn, Jr.	71,250 (7)	1.75%
John M. Gilreath	25,000 (8)	*
Michael Lee	40,000(9)	*
Jack Pogue	638,900 (10)	13.79%
Scott W. Pollock	812,500 (11)	16.91%
Carl V. Karnes	812,500 (12)	16.91%
HIR Preferred Partners, LP.	685,047 (13)	14.64%
Robert A. Shuey, III	391,718 (14)	8.93%
All directors and executive officers as a group (6 persons)(3),(4), (5), (6), (7), (8), and (9)	3,903,817	63.07%

* Represents less than 1% of outstanding Common Stock.

  Information relating to beneficial ownership of common stock is based upon "beneficial ownership" concepts set forth in rules of the SEC under Section 13(d) of the Securities Exchange Act of 1934, as amended. Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he has no beneficial interest. For instance, beneficial ownership includes spouses, minor children and other relatives residing in the same household, and trusts, partnerships, corporations or deferred compensation plans which are affiliated with the principal.

  The percentages are based on 3,992,961 shares of Common Stock outstanding, plus shares of Common Stock which may be acquired by the beneficial owner, or group of beneficial owners, within 60 days of April 29, 2004, by exercise of options and/or warrants. The percentage total differs from the sums of the individual percentages due to the differing denominators with respect to each calculation.

  These shares (the "Current Shares") were acquired by DCRI L.P. No. 2, Inc. ("No. 2") in 1993 as the result of a series of transactions which involved Ditto Properties Co. ("DPC"); the Current Shares were part of 899,200 shares of Common Stock (the "No. 2 Shares") which were purchased in 1991 by USFG/DHRG LP No. 1, a partnership (the "Partnership"). The partners of the Partnership then included DPC and a corporation owned and controlled by J. Michael Moore ("Moore"). In 1996, DPC filed a lawsuit (the "Ditto Litigation") against No. 2 and others (the Company is now named as a defendant in the Lawsuit) in which DPC is claiming, among other things, that the 1993 sale of the No. 2 Shares to No. 2 should be rescinded. However, in 1997 the trial court in the Ditto Litigation granted No. 2's motion for summary judgment dismissing DPC's rescission claim. DPC has also filed a Schedule 13D claiming that it is the beneficial owner of the No. 2 Shares based on a successful outcome of DPC's rescission claim. Subsequent to 1993, certain of the No. 2 Shares have been sold or otherwise hypothecated.

  In February 2003, No. 2 filed for bankruptcy protection. As a result, No. 2 holds sole voting and investment power with respect to the Current Shares, subject to (a) the claims of all of the creditors of No. 2 (in connection with the recent bankruptcy filing), (b) the claims of DPC as to ownership of the Current Shares, as well as (c) the rights retained by (i) Imperial Bank, with respect to 273,000 shares in connection with a loan (the "Imperial Loan") to No. 2, the principal balance of which is $259,934, (ii) Compass Bank with respect to 168,500 shares in connection with two loans (collectively the "Compass Loan") to No. 2, the principal balance of which is approximately $254,003, and (iii) the Company with respect to 10,200 shares, to secure the Company in connection with the Prior Advances (as defined below) and the Compass Bank transaction. See "Certain Relationships and Related Transactions" for more information related to the Company's security interest in these shares, the Compass Loans and the Company's agreement to purchase the Compass Loan in the event No. 2 and Moore default in their obligations to repay the Compass Loan.

  If the Current Shares ever cease to be subject to the existing bankruptcy proceedings, and cease to be encumbered by security liens in favor of third parties, No. 2 and Moore have agreed to grant to the Company a lien in and to the Current Shares, to secure the Company in connection with the amounts owed to the Company by Moore and No. 2 (the "Prior Advances"). Also, No. 2 has granted a second lien security interest to an individual, to secure such individual in connection with approximately $48,500 owed to such individual, in 55,000 shares of Common Stock pledged to Imperial Bank. See "Certain Relationships and Related Transactions" for more information related to the Prior Advances.

  Includes the 451,700 shares of Common Stock which are beneficially owned by No. 2 (as Moore owns substantially all of the capital stock of No. 2), 94,500 shares of Common Stock owned by another affiliate of Moore and 239,667 shares of Common Stock issuable upon the exercise of options. Included in the options are 20,000 fully vested options resulting from the 5 for 1 reduction in the number of options Moore has agreed to in exchange for a reduction in their exercise price from $2.50 or more to $.24. Also includes 1,800,000 shares of Common Stock underlying the warrants granted to Moore in October 2002 and February 2003 and approved by the Shareholders at the 2003 Annual Meeting. The address of Mr. Moore is 5919 Club Hill Place, Dallas, Texas 75248.

  Includes 12,000 shares of Common Stock issuable upon the exercise of options. This number excludes 20,000 shares of Common Stock issuable upon exercise of the Hunter Option. The address of Mr. Hunter is 501 East 87th Street, 17E, New York, New York 10128.

  Includes 40,000 shares of Common Stock issuable upon the exercise of options. The address of Mr. Cline is 5104 Scarborough Lane, Dallas, Texas 75287.

  Includes 71,250 shares of Common Stock issuable upon the exercise of options. The address of Mr. Glenn is 5445 Caruth Haven Lane, #2527, Dallas, Texas 75225.

  Includes 25,000 shares of Common Stock issuable upon the exercise of options. The address of Mr. Gilreath is 1900 White Oak Road, McKinney, Texas 75070.

  Includes 40,000 shares of Common Stock issuable upon exercise of Options. The address of Mr. Lee is 2117 Brook Tree Drive, Garland, Texas 75040.

  Includes 21,400 shares held by the Jack Pogue IRA Account, 12, 500 Shares held by the Criswell Trust of which Mr. Pogue is the sole beneficiary, and 150,000 shares issuable upon conversion of 15,000 shares of Series A Convertible Voting Preferred Stock. The address of Mr. Pogue is 500 North Akard, #3240, Dallas, Texas 75201.

  Includes 587,500 shares issuable upon conversion of 58,700 shares of Series A Convertible Voting Preferred Stock owned by Jupiter Orbit Fund, LP, a Texas limited partnership. Mr. Pollock is a manager of Jupiter Management, LLC, the managing general partner of Jupiter Orbit Fund, LP, and exercises shared power (with Carl V. Karnes) to vote such shares. Also includes 225,000 shares issuable upon conversion of 22,500 shares of Series A Convertible Voting Preferred Stock owned by Mercury Orbit Fund, Ltd., a Texas limited partnership. Mr. Pollock is a manager of B4 Mercury Fund, LLC, the managing general partner of Orbit Fund, Ltd., and exercises shared power (with Carl V. Karnes) to vote such shares.

  Includes 587,500 shares issuable upon conversion of 58,700 shares of Series A Convertible Voting Preferred Stock owned by Jupiter Orbit Fund, LP, a Texas limited partnership. Mr. Carnes is a manager of Jupiter Management, LLC, the managing general partner of Jupiter Orbit Fund, LP, and exercises shared power (with Scott W. Pollock) to vote such shares. Also includes 225,000 shares issuable upon conversion of 22,500 shares of Series A Convertible Voting Preferred Stock owned by Mercury Orbit Fund, Ltd., a Texas limited partnership. Mr. Karnes is a manager of B4 Mercury Fund, LLC, the managing general partner of Orbit Fund, Ltd., and exercises shared power (with Scott W. Pollock) to vote such shares.

  Includes 550,000 shares issuable upon conversion of 55,000 shares of Series A Convertible Voting Preferred Stock and 135,047 Shares issuable upon conversion of warrants. The address of HIR Preferred Partners, LP, is 43-46 Norre Gade, Suite 232, St. Thomas, U.S. Virgin Islands 00802.

  Includes 100,250 shares issuable upon conversion of 10,250 shares of Series A Convertible Voting Preferred Stock and 291,468 shares issuable upon the exercise of warrants. The address of Mr. Shuey is 15851 Dallas Parkway, Suite 180, Addison, Texas 75001.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's officers and directors and persons who beneficially own more than 10% of Common Stock (the "Reporting Persons") to file reports of ownership and changes of ownership with the Securities and Exchange Commission ("SEC") and to furnish the Company with copies of Section 16(a) forms so filed. Based solely on a review of copies of such forms received, the Company believes that, except as set forth below, all of the Reporting Persons timely met their filing obligations for the fiscal year ended December 31, 2003. The exceptions are as follows: (a) J. Michael Moore filed his Form 5 for 2003 on April 23, 2004, (b) Samuel E. Hunter, a director, did not file Form 4 in connection with the sale by him of 19,000 shares of Common Stock on April 11, 2003, and 6,500 shares of Common Stock on April 14, 2003, respectively, until April 28, 2003, and filed his Form 5 for 2003 on April 23, 2003, (c) W. Brown Glenn, Jr., a director, filed his Form 5 for 2003 on April 23, 2004, and (d) Mark E. Cline, a director, filed his Form 5 for 2003 on April 23, 2004.

COMPARATIVE TOTAL RETURNS

Performance Graph

The following graph compares the cumulative total shareholders' return on our Common Stock to that of the Russell 2000 Index and the Peer Group (as defined below). The graph assumes that an investment of $1,000 was made in our Common Stock and each of the other indices at the earliest date shown, and that dividends, if any, were reinvested. The stock price performance shown in the graph is not necessarily indicative of future price performance.

Comparison of Cumulative Total Returns From Year-end 1997 Through Year-end 2003

GRAPH

	1998	1999	2000	2001	2002	2003
Peer Group	920	560	260	190	210
Russell 2000	980	1,180	1,150	1,170	930
DCRI	630	360	360	110	30

The Company's Peer Group, as selected by the Company's Compensation Committee, consists of the following companies whose businesses, taken as a whole, resemble the Company's activities: Butler International, Inc., General Employment Enterprises, Inc., RCM Technologies, Inc., Professional Staffing, Comforce Corp., National Technical Systems, Inc., and National TechTeam, Inc. In previous years, the Company's Peer Group included Lamalie Associates, which was party to a merger in 1999 and no longer exists.

The returns of the Peer Group for each period was computed on the basis of the weighted arithmetic average of the market capitalization of the companies in the Peer Group at the beginning of such period.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee is responsible for establishing the level of compensation of the executive officers of the Company and administering the 1996 Nonqualified Stock Option Plan (the "1996 Plan") and the 1998 Nonqualified Stock Option Plan (the "1998 Plan"). At its meeting on April 16, 2004, the Board adopted a charter for the Compensation Committee, a copy of which is attached to this Proxy Statement as Annex 2. The compensation review and evaluation is conducted by reviewing the overall performance of each individual and comparing the overall performance of the Company with others in its industry, as well as considering general economic and competitive conditions. The financial performance of the Company on a yearly basis and as compared with the Company's Peer Group (see "Comparative Total Returns," below) and the industry as a whole, the Company's stock price and market share, and the individual performance of each of the executive officers, are among the factors reviewed. No particular weight is assigned to one factor over another.

General Compensation Philosophy

Our fundamental philosophy is to offer the Company's executive officers competitive compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution to that performance. It is our objective to make a substantial portion of each officer's compensation contingent upon the Company's performance as well as upon his or her own level of performance. Accordingly, each executive officer's compensation package is comprised of three elements: (a) base salary, which reflects individual performance and is designed primarily to be competitive with salary levels of similarly sized companies, (b) annual variable performance awards payable in cash and tied to the Company's achievement of performance goals, and (c) long-term stock based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's shareholders. Generally, as an officer's level of responsibility increases, a greater portion of his or her total compensation will be dependent upon Company performance and stock price appreciation rather than base salary.

2003 Compensation

A deferred compensation award of $36,000 was granted to J. Michael Moore, the Company's CEO. The Committee believed that Mr. Moore did provide excellent leadership for the Company in achieving financial results which were better than in 2002. The executive officers' respective salaries were returned to 2001 levels.

2003 Option Grants

In March, 2003, the Committee and the Board determined that it was in the best interests of the Company to allow many of our key employees to have an increased equity participation in the Company. Thus, options to purchase approximately 920,000 shares at $0.24 per share vesting over three years were granted to 76 employees. With the exception of options to purchase 160,000 shares to J. Michael Moore, and 150,000 shares to W. Brown Glenn, Jr., (in connection with his election as our President), none of these options were granted to executive officers of the Company. The timing of future grants of options from the overall option pools established under the 1996 & 1998 Option Plans, and their allocations will be determined by the Compensation Committee based upon market conditions, accounting impact and corporate and individual performance. Emphasis is placed on the long-term performance of the Company and is subjective with no particular emphasis being placed on any one factor.

Compliance with Section 162(m)

With certain exceptions, Section 162(m) of the Internal Revenue Code of 1986, as amended, prevents publicly held corporations, including the Company, from taking a tax deduction for compensation in excess of $1 million paid to the Chief Executive Officer and the other persons named in the Summary Compensation Table in this Proxy Statement ("Covered Persons"). For nonqualified stock options the deduction is normally taken in the year the option is exercised. However, Section 162(m) will not apply to limit the deductibility of performance-based compensation exceeding $1 million if (i) paid solely upon attainment of one or more performance goals, (ii) paid pursuant to a performance-based compensation plan adopted by the Compensation Committee, and (iii) the terms of the plan are approved by the shareholders before payment of the compensation.

The Compensation Committee has previously reviewed the Company's compensation plans with regard to the deduction limitation contained in Section 162(m) and believes that option grants under the 1996 Plan (the "1996 Options") do not meet the requirements of Section 162(m) to be considered performance-based compensation. Therefore, Section 162(m) could limit the Company's deduction in any tax year in which a Covered Person who received 1996 Options exercises some or all of his 1996 Options and his total compensation, including the value of the exercised options, exceeds $1 million in that taxable year.

The Compensation Committee decided not to alter the Company's compensation plans with respect to existing 1996 Options, but does believe that options granted and repriced to Covered Persons under the 1998 Plan will meet the deductibility requirements of Section 162(m).

Samuel E. Hunter, Chairman
Mark E. Cline
John M. Gilreath

Compensation Committee Interlocks and Insider Participation

All of the members of the Compensation Committee are independent non-employee directors. No executive officer of the Company served as a member of a compensation committee or as a director of another corporation, one of whose executive officers served on the Compensation Committee or as a director of the Company.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On April 21, 2002, the Company entered into a series of agreements with Mr. Moore and DCRI L.P. No. 2, Inc. ("No.2"), pursuant to which the Company received promissory notes payable by Mr. Moore and No. 2 and is to be paid approximately $391,000 in connection with various advances (the "Prior Advances") made by the Company, prior to 2001, on behalf of Mr. Moore or various entities that he controls. The Prior Advances are repayable at the rate of $50,000 per year, accruing interest at prime plus 0.125%, and relate primarily to litigation associated with a lawsuit with Ditto Properties Company (the "Ditto Litigation"). The balance of Prior Advances outstanding at December 31, 2003 of $391,000 was collateralized by a lien on 25,000 shares of the Common Stock held by Mr. Moore, and on additional shares of another corporation owned by Mr. Moore. The aforesaid 25,000 shares of the Common Stock were initially pledged to the Company as collateral for a note purchase agreement with Compass Bank, as described below. Also, at December 31, 2003, Mr. Moore was indebted to the Company in the amount of $104,000 for other expenses paid by the Company on his behalf in connection with the Ditto Litigation. This indebtedness, which predates July 30, 2002, the effective date of the Sarbanes-Oxley Act of 2002, is repayable interest only until July 2005, when the outstanding principal is due and payable.

In March 2001, the Company and Mr. Moore agreed that, among other things, (a) the Company would fund up to $250,000 of legal fees and expenses which are expected to be incurred by Mr. Moore in connection with the Ditto Litigation (all of such funding is expected to be recorded as an expense of the Company and not as an advance to Mr. Moore), and (b) except as previously set forth, no additional uncollateralized advances will be made to Mr. Moore. See "Security Ownership of Certain Beneficial Owners and Management" for more information related to the Ditto Litigation, to the funding of expenses related to the Ditto Litigation, and to the shares of Common Stock pledged to various third parties and to the Company.

On January 12, 1999, the Company entered into (a) a note purchase agreement (the "Agreement") with Compass Bank (the "Bank"), and No. 2, which is principally owned by Mr. Moore, pursuant to which the Company agreed to purchase from the Bank, in the event of a default by No. 2 and Mr. Moore (as guarantor), the following: (i) two promissory notes (collectively the "Notes") executed by No. 2 payable to the Bank in the stated amount of $500,000 and (ii) all instruments securing repayment of the Notes, including without limitation, a pledge agreement related to 168,500 shares of Common Stock which are owned by No. 2 as collateral for the Notes, and (b) a bank transaction agreement (the "Related Agreement") with No. 2 and Mr. Moore, which obligated No. 2 and/ or Mr. Moore to (i) pledge to the Company an additional 50,000 shares (subsequently reduced to 25,000 shares) of Common Stock as collateral for the Company under the terms of both the Agreement and the Related Agreement, (ii) pay the Company for entering into the Agreement by conveying to the Company 5,000 shares of Common Stock which were owned by No. 2, and (iii) waive the right of Mr. Moore to exercise options to purchase, at $2.50 per share, 5,000 shares of Common Stock pursuant to options previously granted to Mr. Moore by the Company. In February, 2003, No. 2 filed for bankruptcy protection from its creditors.

Pursuant Technologies, Inc. ("Pursuant"), formerly named More-O Corporation, of which Mr. Moore and Samuel E. Hunter, a director of the Company, are shareholders, paid the Company $20,000 for the sublease of office space in 2000. In 2003, the Company paid Pursuant $97,000 for software support and maintenance. Mr. Hunter is not an executive officer of Pursuant. Also, in 2003, the Company paid $130,000 to Imology, Inc. for web site development. Mr. Pogue, a controlling person vis-a-vis the Company, is a majority owner of Imology, Inc.

In October of 2003, Mr. Moore exercised warrants to acquire 900,000 shares of the Company's common stock for an aggregate exercise price of $135,000. At the same time, Mr. Moore also transferred an additional $302,000 to the Company in the form of a demand loan. Under the terms of the loan, the Company is to pay interest to Mr. Moore at the rate of 10% per annum and the principal may be applied, at the direction of Mr. Moore and a third party, against the exercise price of all or a portion of the 1,800,000 warrants held by Mr. Moore.

PROPOSAL 4 - APPROVAL OF THE DIVERSIFIED CORPORATE RESOURCES INC. 2004 NONQUALIFIED STOCK OPTION PLAN

On April 16, 2004, the Board of Directors adopted and approved the Diversified Corporate Resources, Inc. 2004 Nonqualified Stock Option Plan (the "2004 Plan"). The 2004 Plan is subject to Shareholder approval at the Annual Meeting. The Board's approval was based upon a review of the Company's current 1996 Nonqualified Stock Option Plan, as amended, the 1998 Nonqualified Stock Option Plan and the 1998 Non-Employee Director Stock Option Plan (the "Existing Plans") and the determination that an insufficient number of shares are available under the Existing Plans to enable the Company to provide future grants of stock option to our employees and non-employee directors.

The following table shows the number of options currently outstanding as well as the number of shares remaining available under each of the Existing Plans:
Plan	Outstanding Options	Options/Shares Available for Grant
1996 Plan
1998 Plan
1998 Non-Employee Director Plan

The Board believes that by allowing us to continue to offer our employees long-term, performance-based compensation through the 2004 Plan, we will continue to be able to attract, motivate and retain experienced and highly qualified employees who will contribute to our financial success. The 2004 Plan will also continue to provide the flexibility to grant stock option awards to our non-employee directors.

The 2004 Plan provides for the granting solely of nonqualified stock option to our employees. The 2004 Plan does not permit the repricing of options or the granting of discounted options, and does not contain an evergreen provision.

Provisions have been included to meet the requirements for deductibility of executive compensation under Section 162(m) of the Internal Revenue Code or 1986, as amended (the "Code"), with respect to options by qualifying awards under the Plan as performance-based compensation.

The following is a brief description of the 2004 Plan. The full text of this Plan is attached as Annex 3 to this Proxy Statement, and the following description is qualified in its entirety by reference to such Annex.

It is the judgment of the Board of Directors that approval of the 2004 Plan is in the best interests of the Company and the Shareholders.

Administration and Duration

The selection of employee participants in the 2004 Plan and the level of participation of each participant will be determined by the Compensation Committee of the Board of Directors (the Board as a whole will make these determinations as to non-employee directors). Each member of the Committee must be a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of section 162(m) of the Code. Currently the Committee is comprised of three independent directors who are not employees of the Company, The Committee will have the authority to interpret the 2004 Plan, to establish and revise rules and regulations relating to the 2004 Plan, and to make any other determinations that it believes necessary or advisable for the administration of the 2004 Plan. The Committee may designate any or all of its authority to administer the 2004 Plan as it deem appropriate, except that no delegation may be made in the case of awards intended to be qualified under Section 162(m) of the Code.

The 2004 Plan will terminate on April 16, 2014, unless terminated earlier by the Board of Directors or the Compensation Committee.

Limit on Awards Under the 2004 Plan

The maximum number of shares as to which stock options and stock awards may be granted under the 2004 Plan is five hundred thousand (500,000) shares. The shares to be delivered under the 2004 Plan will be made available from authorized but unissued shares of our Common Stock, from treasury shares, or from shares purchased in the open market or otherwise. Shares initially issued under the 2004 Plan that become subject to lapsed or cancelled awards or options will be available for further awards and options.

Eligibility

All employees of the Company and its subsidiaries as well as the Company's non-employee Directors will be eligible to participate in the 2004 Plan. From time to time, the Committee, or as to non-employee Directors, the Board, will determine who will be granted awards, and the number of shares subject to such grants.

Stock Options

Options granted under the 2004 Plan will be non-qualified stock options. The exercise price of any stock option granted may not be less than the fair market value of the stock on the date the option is granted. The option price is payable solely in cash. The 2004 Plan allows the Committee to make unvested stock options immediately exercisable upon a change of control or in its discretion.

Generally, all options terminate after a ten-year period from the date of the grant; however, an option may be exercisable for a period of up to ten years and six months, if necessary, to conform with or take advantage of certain governmental requirements, statutes or regulations.

The Committee determines the terms of each stock option grant at the time of the grant.

Shares from the 2004 Plan underlying options that have terminated or lapsed, including options that have been surrendered unexercised, may be made subject to further options or awards at an exercise price of no less than the fair market value of the underlying stock at the time of the further grant, a term of no longer than 10 years (except as described above), and a vesting period of one or more years from the grant date (except as described above).

Transferability

Unless otherwise determined by the Committee, awards granted under the Plan may not be transferred except by will or the laws of descent and distribution and, during his or her lifetime, any options may be exercised only by the employee.

Certain Adjustments

In the event of any change in the number or kind of outstanding shares of our Common Stock by reason of a recapitalization, merger, consolidation, reorganization, separation, liquidation, stock split, stock dividend, combination of shares or any other similar change in the corporate structure or shares of stock of the Company, an appropriate adjustment will be made consistent with applicable provisions of the Code and applicable Treasury Department rulings and regulations:

  in the number and kind of shares for which any options or awards may thereafter be granted, both in the aggregate and as to each optionee;

  in the number and kind of shares subject to outstanding options;

  in the option price; and

  other adjustments as the Committee deems appropriate.

Amendment and Revocation

The Board may amend or revoke the Plan, but may not, without prior approval of the Shareholders:

  increase the maximum number of shares of Common Stock that may be issued under the 2004 Plan;

  extend the term of the 2004 Plan or of options granted under that Plan;

  grant options with an exercise price below the fair market value of the Common Stock on the date of grant; or

  take any other action that requires Shareholder approval to comply with any tax or regulatory requirement.

Plan Benefits

Future benefits under the 2004 Plan are not currently determinable. However, current benefits granted to executive officers and all other employees would not have been increased if they had been made under the proposed 2004 Plan.

The Summary Compensation and Option Grants in the Last Fiscal Year tables show the awards that would have been made in 2003 if the 2004 Plan were in effect at that time.

Tax Treatment of Options and Awards

A non-qualified stock option results in no taxable income to the optionee or deduction to us at the time it is granted. An optionee exercising such an option will, at that time, realize taxable compensation in the amount of the difference between the option price and the then market value of the shares. subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to us in the year of exercise in an amount equal to the taxable compensation realized by the optionee.

The optionee's basis in such shares is equal to the sum of the option price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares will be a long-term or short-term gain (or loss), depending upon the holding period of the shares.

On April 16, 2004, the closing price of our common stock traded on the American Stock Exchange was $1.90 per share

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL APPROVE THE DIVERSIFIED CORPORATE RESOURCES, INC. 2004 NONQUALIFIED STOCK OPTION PLAN. NOTE THAT APPROVAL OF THIS PROPOSAL IS CONTINGENT UPON APPROVAL BY THE SHAREHOLDERS OF PROPOSAL 2.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF SHAREHOLDERS

Under the rules of the SEC, if a shareholder wants us to include a proposal in our Proxy Statement and form of proxy for presentation at our 2005 Annual Meeting of Shareholders, the proposal must be received by us at our principal executive offices at 10670 North Central Expressway, Suite 600, Dallas, Texas 75231, by November 13, 2004. The proposal should be sent to the attention of the Secretary of the Company.

Under our By-laws, and as permitted by the rules of the SEC, certain procedures are provided that a Shareholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Shareholders. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an Annual Meeting of Shareholders must be submitted in writing to the Secretary of the Company at our principal executive offices. We must receive the notice of your intention to introduce a nomination or to propose an item of business at our 2005 Annual Meeting no later than:

  60 days in advance of the 2005 Annual Meeting if it is being held within 30 days preceding the anniversary date (June 18, 2004) of this year's meeting; or

  90 days in advance of the meeting if it is being held on or after the anniversary date of this year's meeting.

For any other meeting, the nomination or item of business must be received by the tenth day following the date of public disclosure of the date of the meeting.

Assuming that our 2005 Annual Meeting is held on the third Friday in June (i.e. June 17, 2005), we must receive notice of your intention to introduce a nomination or other item of business at that meeting by April 19, 2005. If we do not receive notice by that date, or if we meet other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

The nomination must contain the following information about the nominee:

    name;

    age;

    business and residence addresses;

    principal occupation or employment;

    the number of shares of Common Stock or Preferred Stock beneficially owned by the nominee;

    the information that would be required under the rules of the SEC in a Proxy Statement soliciting proxies for the election of such nominee as a director; and

    a signed consent of the nominee to serve as a director of the Company, if elected.

Notice of a proposed item of business must include:

    a brief description of the substance of, and the reasons for conducting, such business at the Annual Meeting;

    the Shareholder's name and address as they appear on our records;

    the number of shares of Common Stock beneficially owned by the Shareholder (with supporting documentation where appropriate); and

    any material interest of the Shareholder in such business.

The Board is not aware of any matters that are expected to come before the 2004 Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

By Order of the Board of Directors,

J. Michael Moore
Chairman and CEO

May __, 2004
Dallas, Texas

__________________________________

ANNEX 1

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
DIVERSIFIED CORPORATE RESOURCES, INC.

ARTICLE I

The name of the corporation is DIVERSIFIED CORPORATE RESOURCES, INC. (the "Corporation").

ARTICLE II

The Articles of Incorporation of the Corporation are hereby amended by deleting Article IV in its entirety and substituting the following text in lieu thereof.

"ARTICLE IV

The aggregate number of shares of capital stock which the Corporation has authority to issue is Fifty-one Million (51,000,000) shares, to be divided into two classes, Common Stock and Preferred Stock. Fifty Million (50,000,000) of the shares authorized shall be designated Common Stock, having a par value of ten cents ($.10) per share, and One Million (1,000,000) of the shares authorized shall be designated Preferred Stock, having a par value of Ten Dollars ($10.00) per share.

The following is a statement of the designations, preferences, limitations and relative rights in respect of the shares of Preferred Stock and Common Stock of the Corporation, of the variations and the relative rights and preferences as between series of the Preferred Stock, insofar as the same are fixed in these Articles of Incorporation, and of the authority expressly vested in the Board of Directors and the Corporation to establish series of Preferred Stock and fix and determine the variations and the relative rights and preferences as between series.

(a) Preferred Stock.

(1) Provisions Regarding Issuance. The Preferred Stock may be issued from time to time in one or more series and in such amounts and for such consideration as may be determined by the Board of Directors. The designations, powers, preferences, and relative voting participating, optional, conversion and other special rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock, and as between the series of the Preferred Stock, shall be as are fixed herein and, to the extent not fixed herein, shall be such, not inconsistent with the provisions of this Article IV, as may be fixed by the Board of Directors, authority so to do being hereby expressly granted, and stated in a resolution or resolutions adopted by the Board of Directors providing for the issue of such series (herein called "Directors' Resolution") . The Directors' Resolution as to any series shall (a) designate the series, (b) fix the dividend rate of such series, the payment dates for dividends on shares of such series and, if the Board of Directors deems it advisable to cause dividends to be cumulative, the date or dates, or the method of determining the date or dates, from which dividends on shares of such series shall be cumulative, (c) fix the amount or amounts payable on shares of such series upon liquidation, dissolution or winding up, (d) state the price or prices at which, and the terms and conditions on which, the shares of each series may be redeemed at the option of the Corporation; and such Directors' Resolution may, in a manner not inconsistent with the provisions of this Article IV or applicable law, (i) limit the number of shares of such series which may be issued, (ii) provide for a sinking fund for the purchase or redemption of shares of such series and determine the terms and conditions governing the operation of any such fund, (iii) impose conditions or restrictions upon the creation of indebtedness or upon the issue of any other series or of any other class ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets on liquidation, dissolution or winding up, (iv) impose conditions or restrictions upon the payment of dividends upon, or the making of other distributions to, or the redemption or acquisition of, shares of such series, or shares of junior stock theretofore issued, or any shares of any class of stock thereafter to be issued, or any shares of Preferred Stock theretofore issued ranking inferior to such series (as to dividends or distribution of assets on liquidation, dissolution or winding up) to the extent that the terms of such shares theretofore issued do not expressly prohibit the imposition of such conditions or restrictions, or any shares of Preferred Stock theretofore ranking prior to or on a parity with such series (as to dividends or distribution of assets on liquidation, dissolution or winding up) to the extent that the terms of such shares theretofore issued expressly permit the imposition of such conditions or restrictions, (v) grant rights of conversion or exchange of shares of such series into or for shares of junior stock, and (vi) grant such other special rights as shall not be inconsistent with the provisions of this Article IV or applicable law. The term "junior stock", as used in this Article IV shall mean shares of capital stock of the Corporation ranking junior to Preferred Stock as to dividends and/or distribution of assets on liquidation, dissolution or winding up.

(2) General Provisions. Subject to such further conditions or restrictions as may be imposed in any Directors' Resolution, so long as any shares of the Preferred Stock are outstanding, in no event shall any dividends whatsoever, whether in cash, stock or otherwise, be paid or declared, or any distribution be made, on any junior stock nor shall any shares of junior stock (other than junior stock acquired in exchange for or out of the proceeds of the issue of other junior stock or out of contributions to the capital of the Corporation) be purchased, redeemed, retired or otherwise acquired for a valuable consideration by the Corporation:

(i) unless all dividends on the Preferred Stock for all past dividend periods shall have been paid, or declared and a sum sufficient for the payment thereof set apart, and the full dividend thereon for the then current dividend period shall have been paid or declared, and

(ii) unless, as to such series of Preferred Stock for which a sinking fund shall have been provided in the Directors' Resolution providing for the issuance of such series, the Corporation shall have set aside the sum or sums required to be set aside by such Directors' Resolution, to be applied in the manner specified therein.

Any monies set aside by the Corporation and unclaimed at the end of six years from the date fixed for redemption shall revert to the general funds of the Corporation.

So long as any shares of the Preferred Stock are outstanding, the Corporation shall not amend, alter or repeal any of the provisions of this Article IV so as to affect adversely the rights, powers or preferences of the Preferred Stock or of the holders thereof, nor, shall any consent or vote otherwise effective under this Article IV be effective with respect to the rights, powers or preferences of such Preferred Stock or be binding upon the holders of such Preferred Stock, without the affirmative vote of the holders of at least two-thirds (2/3) of all outstanding shares of the Preferred Stock (and the affirmative vote of that proportion of the holders of the shares of any one or more particular series, if any, as may be required by the Directors' Resolution(s) providing for the issuance of such one or more particular series), given in person or by proxy, by vote at a meeting called for that purpose.

So long as shares of a particular series of Preferred Stock are outstanding, the Corporation shall not amend, alter or repeal any provisions of the Directors, Resolution providing for the issuance of such series so as to affect adversely the rights, powers or preferences of the shares of such series or of the holders thereof, without the affirmative vote of the holders of at least two-thirds (2/3) of outstanding shares of said series, given in person or by proxy, by vote at a meeting called for that purpose.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, before any distribution or payment shall be made to the holder of any junior stock, the holders of the Preferred Stock of each series shall be entitled to be paid such preferential amounts as may be fixed for such series in the Directors' Resolution providing for the issuance thereof. After such payment has been made in full to the holders of the Preferred Stock, the remaining assets and funds of the Corporation shall be distributed among the holders of junior stock according to their respective rights. In the event that the assets of the Corporation available for distribution to holders of Preferred Stock shall not be sufficient to make the payments herein required to be made in full, such assets shall be distributed to the holders of the respective shares of Preferred Stock in accordance with such priorities, if any, as between the various series of Preferred Stock as may be specified in any Directors' Resolution or otherwise required by law.

Preferred Stock redeemed or otherwise retired by the Corporation assumes the status of authorized but unissued Preferred Stock and may thereafter, subject to the provisions of any Directors' Resolution providing for the issue of any particular series of Preferred Stock, be reissued in the same manner as authorized but unissued Preferred Stock.

(b) Common Stock.

(1) Voting. Except as otherwise required by law, each share of Common Stock shall have one vote for each share of Common Stock held, and all shares of the Corporation, including shares of Preferred Stock, shall be voted as a single class, except where specifically required by law to vote separately.

(2) Dividends. Subject to the prior rights and preferences of the Preferred Stock, and subject to the provisions and on the conditions set forth in the foregoing paragraph (a) of this Article IV, or in any Directors' Resolution providing for the issue of a series of Preferred Stock, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time-to-time out of any funds legally available therefor.

(3) Distribution Upon Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation and after payment or provisions for payment of the debts and liabilities of the Corporation have been made, the remaining assets and funds of the Corporation shall be used to make full payment to the holders of the Preferred Stock before distributing to the holders of the Common Stock according to their respective ownership interests.

(c) Miscellaneous. The Corporation shall be entitled to treat the person in whose name any share, right or option is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such share, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, save as may be expressly provided by the laws of the State of Texas.

A director shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officials as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

Without action by the shareholders, the shares of stock may be issued by the Corporation from time-to-time for such consideration (not less than the par value thereof if such stock has a par value) or may be fixed from time-to-time by the Board of Directors thereof, and any and all such shares so issued, the full consideration for which has been paid or delivered, shall be deemed fully paid stock and not liable to any further call or assessment thereon, and the holder of such shares shall not be liable for any further call or assessment thereon, or for any other payment thereon."

ARTICLE III

All other provisions of the Articles of Incorporation, as amended from time to time, including, but not limited to, amendments by those certain Certificates of Designation dated April 15, 1992, May 11, 1998 and April 15, 2004, shall remain in full force and effect.

ARTICLE IV

The date of adoption of the amendment by the shareholders of the Corporation is June ___, 2004.

ARTICLE V

The amendment to the Articles of Incorporation has been approved in the manner required by the Texas Business Corporation Act and by the constituent documents of the Corporation.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment this ___ day of June, 2004.

DIVERSIFIED CORPORATE RESOURCES, INC.

By: ______________________________________

Name: ___________________________________

Title: ____________________________________

________________________________

ANNEX 2

Charter
Compensation Committee

Status

The Compensation Committee is a committee of the Board of Directors.

Membership

The Compensation Committee shall consist of three or more directors all of whom in the judgment of the Board of Directors shall be independent in accordance with the American Stock Exchange listing standards. In addition, a person may serve on the Compensation Committee only if the Board of Directors determines that he or she (i) is a "Non-employee Director" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (ii) satisfies the requirements of an "outside director" for purposes of Section 162(m) of the Internal Revenue Code.

Purpose

The purposes of the Compensation Committee are (i) to discharge the responsibilities of the Board of Directors relating to compensation of the Company's CEO and other executives, and (ii) to produce an annual report on executive compensation for inclusion in the Company's annual proxy statement that complies with the rules and regulations of the Securities and Exchange Commission. Except as otherwise required by applicable laws, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

Duties and Responsibilities

The Compensation Committee is directly responsible for establishing annual and long-term performance goals and objectives for our elected officers. This responsibility includes:

(i)	evaluating the performance of the CEO and other elected officers in light of the approved performance goals and objectives;
(ii)	setting the compensation of the CEO and other elected officers based upon the evaluation of the performance of the CEO and the other elected officers, respectively;
(iii)	making recommendations to the Board of Directors with respect to new cash-based incentive compensation plans and equity-based compensation plans; and
(iv)	preparing an annual performance self-evaluation of the Compensation Committee.
In addition, the Compensation Committee:
(i)	administers the Company's stock plans;
(ii)	determines and certifies the shares awarded under corporate performance-based plans, if any;
(iii)	grants options and other awards, if any, under the stock plans; and
(iv)	advises on the setting of compensation for senior executives whose compensation is not otherwise set by the Committee.

In determining the long-term incentive component of the Company's CEO and other elected officers, the Compensation Committee may consider: (i) the Company's performance and relative shareholder return; and (ii) the value of similar incentive awards to chief executive officers and elected officers at comparable companies.

The Compensation Committee may, in its sole discretion, employ a compensation consultant to assist in the evaluation of the compensation of the Company's CEO or other elected officers. The Compensation Committee shall have the sole authority to approve the fees and other retention terms with respect to such a compensation consultant. The Compensation Committee also has the authority, as necessary and appropriate, to consult with other outside advisors to assist in its duties to the Company.

Meetings

The Compensation Committee shall meet at least four times each year and at such other times as it deems necessary to fulfill its responsibilities.

_______________________________

ANNEX 3

DIVERSIFIED CORPORATE RESOURCES, INC.
2004 NON-QUALIFIED STOCK OPTION PLAN

SECTION 1. PURPOSE

The purpose of the Diversified Corporate Resources, Inc. 2004 Non-Qualified Stock Option Plan ("the Plan") is to furnish a material incentive to employees and non-employee directors of the Company and its subsidiaries by making available to them the benefits of a larger common stock ownership in the Company through stock options. It is believed that these increased incentives stimulate the efforts of employees and non-employee directors towards the continued success of the Company and its affiliates, as well as assist in the recruitment of new employees and non-employee directors.

SECTION 2 DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below

  "Affiliate" shall mean (i) any Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

  "Award" shall mean any Option, relating to Shares granted pursuant to the provisions of the Plan.

  "Board" shall mean the Board of Directors of the Company.

  "Change in Control" shall mean the occurrence of any of the following events: (i) at any time during the initial two-year period following the Effective Date or during each subsequent Renewal Term, as the case may be, at least a majority of the Board shall cease to consist of "Continuing Directors" (meaning directors of the Company who either were directors at the beginning of such initial two-year period or subsequent Renewal Term, as the case may be, or who subsequently became directors and whose election, or nomination for election by the Company's shareholders, was approved by a majority of the then Continuing Directors); or (ii) any "person" or "group" (as determined for purposes of Section 13(d)(3) of the Exchange Act, except any majority-owned subsidiary of the Company or any employee benefit plan of the Company or any trust thereunder, shall have acquired "beneficial ownership" (as determined for purposes of Securities and Exchange Commission ("SEC") Regulation 13d-3) of Shares having 20% or more of the voting power of all outstanding Shares, unless such acquisition is approved by a majority of the directors of the Company in office immediately preceding such acquisition; or (iii) a merger or consolidation occurs to which the Company is a party, in which outstanding Shares are converted into shares of another company (other than a conversion into shares of voting common stock of the successor corporation or a holding company thereof representing 80% of the voting power of all capital stock thereof outstanding immediately after the merger or consolidation) or other securities (of either the Company or another company) or cash or other property; or (iv) the sale of all, or substantially all, of the Company's assets occurs; or (v) the shareholders of the Company approve a plan of complete liquidation of the Company.

  "Change in Control Price" means, with respect to a Share, the higher of (A) the highest reported sales price, regular way, of such Share in any transaction reported on the American Stock Exchange during the 60-day period prior to and including the date of a Change in Control or (B) if the Change in Control is the result of a tender or exchange offer or a corporate transaction, the highest price per such Share paid in such tender or exchange offer or corporate transaction. To the extent the consideration paid in any such transaction described above consists in full or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.

  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

  "Committee" shall mean the Compensation Committee of the Board or such other persons or committee to which it has delegated any authority, as may be appropriate. A person may serve on the Compensation Committee only if he or she (i) is a "Non-employee Director" for purposes of Rule 16b-3 under the Exchange Act, and (ii) satisfies the requirements of an "outside director" for purposes of Section 162(m) of the Code.

  "Company" shall mean Diversified Corporate Resources, Inc., a Texas corporation.

  "Covered Employee" shall mean a "covered employee" within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto

  "Director" shall mean a member of the Board.

  "Effective Date" shall mean June 18, 2004, the date this Plan is effective.

  "Employee" shall mean any employee of the Company or any Affiliate. For any and all purposes under this Plan, the term "Employee" shall not include a person hired as an independent contractor, leased employee, consultant or a person otherwise designated by the Committee, the Company or an Affiliate at the time of hire as not eligible to participate in or receive benefits under the Plan or not on the payroll, even if such ineligible person is subsequently determined to be a common law employee of the Company or an Affiliate or otherwise an employee by any governmental or judicial authority. Unless otherwise determined by the Committee in its sole discretion, for purposes of the Plan, an Employee shall be considered to have terminated employment or services and to have ceased to be an Employee if his or her employer ceases to be an Affiliate, even if he or she continues to be employed by such employer.

  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

  "Fair Market Value" shall mean, with respect to Shares, as of any date, the average of the high and low trading prices for the Shares as reported on the American Stock Exchange for that date or, if no such prices are reported for that date, the average of the high and low trading prices on the next preceding date for which such prices were reported, unless otherwise determined by the Committee.

  "Nonqualified Stock Option" shall mean an Option granted under Section 6 that is not intended to be an incentive stock option under Section 422 of the Code.

  "Option" shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

  "Participant" shall mean an Employee or a non-employee member of the Board who is selected by the Committee or the Board from time to time in their sole discretion to receive an Award under the Plan.

  "Person" shall mean any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

  "Renewal Term" shall mean the two-year period beginning on the second anniversary of the Effective Date and each successive two-year period thereafter.

  "Shares" shall mean the shares of common stock of the Company.

  "Stock Option Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder, which in the sole and absolute discretion of the Committee may, but need not, be signed or acknowledged by the Company and the Participant.

SECTION 3. ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to such orders or resolutions, not inconsistent with the provisions of the Plan, as may from time to time be adopted by the Board, to (a) select the Employees of the Company and its Affiliates to whom Awards may from time to time be granted hereunder; (b) determine the type or types of Award to be granted to each Participant hereunder; (c) determine the number of Shares to be covered by or relating to each Award granted hereunder; (d) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (e) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (f) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (g) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. The Committee may, in its sole and absolute discretion, and subject to the provisions of the Plan, from time to time delegate any or all of its authority to administer the Plan to any other persons or committee as it deems necessary or appropriate for the proper administration of the Plan, except that no such delegation shall be made in the case of Awards intended to be qualified under Section 162(m) of the Code. The decisions of the Committee shall be final, conclusive and binding with respect to the interpretation and administration of the Plan and any grant made under it. The Committee shall make, in its sole discretion, all determinations arising in the administration, construction or interpretation of the Plan and Awards under the Plan, including the right to construe disputed or doubtful Plan or Award terms and provisions, and any such determination shall be conclusive and binding on all persons, except as otherwise provided by law. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

SECTION 4. SHARES SUBJECT TO THE PLAN

  Subject to adjustment as provided in Section 4(c), a total of five hundred thousand (500,000) Shares shall be authorized for issuance pursuant to Awards granted under the Plan.

  Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased in the open market or otherwise.

  In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or other similar change in corporate structure affecting the Shares, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee, in its sole discretion, deems equitable or appropriate, including, without limitation, such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.

  Any Shares that are not purchased or awarded under an Award that has terminated or lapsed, either by its terms or pursuant to the exercise, in whole or in part, of an Award granted under the Plan may be used for the further grant of Awards.

SECTION 5. ELIGIBILITY

Any Employee or non-employee Director shall be eligible to be selected as a Participant; provided, however, that the Board shall have the authority, in its sole and absolute discretion, to select non-employee members of the Board as Participants who are eligible to receive Awards. The Board shall set the terms of any such Awards in its sole and absolute discretion, and the Board shall be responsible for administering and construing such Awards in substantially the same manner that the Committee administers and construes Awards to Employees.

SECTION 6. STOCK OPTIONS

Options may be granted hereunder to any Participant, either alone or in addition to other Awards granted under the Plan and shall be subject to the following terms and conditions:

  Option Price. The option price per Share shall be not less than the Fair Market Value of the Shares on the date the Option is granted.

  Number of Shares. The Option shall state the number of Shares covered thereby.

  Exercise of Option. Unless otherwise determined by the Committee, an Option will be deemed exercised by the optionee, or in the event of death, an option shall be deemed exercised by the estate of the optionee, or by a person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the optionee, upon delivery of (i) a notice of exercise to the Company or its representative, or by using other methods of notice as the Committee shall adopt, and (ii) accompanying payment of the option price in cash in accordance with any restrictions as the Committee shall adopt. The notice of exercise, once delivered, shall be irrevocable.

  Term of Option. The Committee shall determine the option exercise period of each Option. A Nonqualified Stock Option may be exercisable for a period of up to ten years and six months so as to conform with or take advantage of governmental requirements, statutes or regulations.

  First Exercisable Date. Subject to Section 7, no Option may be exercised during the first three months of its term or such longer period as may be specified in the Option; provided, however, that the Committee may in its discretion make any Options that are not yet exercisable immediately exercisable.

  Termination of Option. All Options shall terminate upon their expiration, their surrender, upon breach by the optionee of any provisions of the Option, or in accordance with any other rules and procedures incorporated into the terms and conditions governing the Options as the Committee shall deem advisable or appropriate.

  Incorporation by Reference. The Option shall contain a provision that all the applicable terms and conditions of this Plan are incorporated by reference therein.

  Other Provisions. The Option shall also be subject to such other terms and conditions as the Committee shall deem advisable or appropriate, consistent with the provisions of the Plan as herein set forth.

SECTION 7. CHANGE IN CONTROL PROVISIONS

  Unless the Committee or Board shall determine otherwise at the time of grant with respect to a particular Award, and notwithstanding any other provision of the Plan to the contrary, in the event a Participant's employment or service is involuntarily terminated without cause (as determined by the Committee or Board in its sole discretion) during the 24-month period following a Change in Control, any Options outstanding, and which are not then exercisable and vested, shall become immediately fully vested and exercisable.

  Change in Control Cash Out. Notwithstanding any other provision of the Plan, in the event of a Change in Control, the Committee or Board may, in its discretion, provide that each Option shall, upon the occurrence of a Change in Control, be cancelled in exchange for a cash payment to be made within 60 days of the Change in Control in an amount equal to the amount by which the Change in Control Price per Share exceeds the purchase price per Share under the Option (the "spread") multiplied by the number of Shares granted under the Option.

SECTION 8. CODE SECTION 162(m) PROVISIONS

  Notwithstanding any other provision of the Plan, if the Committee determines at the time, that an Award is granted to a Participant who is then an officer that such Participant is, or is likely to be as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 8 is applicable to such Award

  If an Award is subject to this Section 8, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: revenues, cost reductions, operating income, income before taxes, net income, adjusted net income, earnings per share, adjusted earnings per share, operating margins, working capital measures, return on assets, return on equity, return on invested capital, cash flow measures, market share, shareholder return or economic value added of the Company or the Affiliate or division of the Company for or within which the Participant is primarily employed. Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable Affiliate or division of the Company) under one or more of the measures described above relative to the performance of other corporations. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

  Notwithstanding any provision of the Plan other than Section 7, with respect to any Award that is subject to this Section 8, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant, or under such other conditions where such waiver will not jeopardize the treatment of other Awards under this Section as "performance-based compensation" under Section 162(m) of the Code.

  The Committee shall have the power to impose such other restrictions on Awards subject to this Section 8 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

SECTION 9. AMENDMENTS AND TERMINATION

The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (a) shareholder approval if such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply, (b) the consent of the affected Participant, if such action would materially impair the rights of such Participant under any outstanding Award or (c) approval of the holders of a majority of the outstanding Common Stock (and any other class of voting equity securities) with respect to any alteration or amendment to the Plan which increases the maximum number of shares of Common Stock which may be issued under the Plan, extends the term of the Plan or of Options granted thereunder, changes the eligibility criteria in Section 5, or reduces the Option price below that now provided for in the Plan. Under all circumstances, the Committee may make non-substantive administrative changes to the Plan as to conform with or take advantage of governmental requirements, statutes or regulations

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall (a) materially impair the rights of any Participant without his or her consent or (b) except for adjustments made pursuant to Section 4(c) reduce the exercise price of outstanding Options or cancel or amend outstanding Options for the purpose of repricing, replacing or regranting such Options with an exercise price that is less than the exercise price of the original Options without shareholder approval.

SECTION 10. GENERAL PROVISIONS

  An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Awardee, only by the Awardee; provided that the Committee, in its sole discretion, may permit additional transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability.

  No Employee shall have the right to be selected to receive an Option under this Plan or, having been so selected, to be selected to receive a future grant or an Option. Neither the Award nor any benefits arising out of this Plan shall constitute part of a Participant's employment or service contract with the Company or any Affiliate and, accordingly, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Company without giving rise to liability on the part of the Company or any Affiliate for severance payments. The Awards under this Plan are not intended to be treated as compensation for any purpose under any other Company plan.

  No Employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

  The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have accepted any Award Agreement or other instrument evidencing the Award.

  Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment or service contract or confer or be deemed to confer on any Employee or Participant any right to continue in the employ or service of, or to continue any other relationship with, the Company or any Affiliate or limit in any way the right of the Company or any Affiliate to terminate an Employee's employment or Participant's service at any time, with or without cause.

  All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

  No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would comply with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

  Except as otherwise required in any applicable Stock Option Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.

  The Company and its Affiliates shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by delivery of or transfer of Shares to the Company (to the extent the Participant has owned the surrendered shares for less than six months if such a limitation is necessary to avoid a charge to the Company for financial reporting purposes), or by directing the Company to retain Shares (up to the employee's minimum required tax withholding rate) otherwise deliverable in connection with the Award.

  Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

  Any Award shall contain a provision that it may not be exercised at a time when the exercise thereof or the issuance of shares thereunder would constitute a violation of any federal or state law or listing requirements of the American Stock Exchange for such shares. The provisions of the Plan shall be construed, regulated and administered according to the laws of the State of Texas without giving effect to principles of conflicts of law, except to the extent superseded by any controlling Federal statute.

  If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

  If approved by the Committee in its sole discretion, an Employee's absence or leave because of military or governmental service, disability or other reason shall not be considered an interruption of employment for any purpose under the Plan.

SECTION 11. TERM OF PLAN

The Plan shall terminate on the tenth anniversary of the Effective Date, unless sooner terminated by the Board pursuant to Section 9.

SECTION 12. COMPLIANCE WITH SECTION 16

With respect to Participants subject to Section 16 of the Exchange Act ("Members"), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent that compliance with any Plan provision applicable solely to such Members that is included solely for purposes of complying with Rule 16b-3 is not required in order to bring a transaction by such Member in compliance with Rule 16b-3, it shall be deemed null and void as to such transaction, to the extent permitted by law and deemed advisable by the Committee. To the extent any provision in the Plan or action by the Committee involving such Members is deemed not to comply with an applicable condition of Rule 16b-3, it shall be deemed null and void as to such Members, to the extent permitted by law and deemed advisable by the Committee

______________________________________________________________________________

DIVERSIFIED CORPORATE RESOURCES, INC.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, JUNE 18, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints, J. Michael Moore and Michael Lee, or either of them, with full power of substitution, as Proxies to vote all stock of Diversified Corporate Resources, Inc. (the "Company") owned by the undersigned at the Annual Meeting of Shareholders to be held in Dallas, Texas on June 18, 2004, upon such business as may properly come before the meeting or any adjournments thereof, including the following items as set forth in the Notice of Meeting and Proxy Statement, receipt of which is hereby acknowledged.

1. Proposal to elect as Directors of the Company the following persons to hold office until the next annual election of Directors by shareholders or until their successors have been duly elected and qualified.

FOR all nominees listed below	WITHHOLD AUTHORITY

(EXCEPT AS MARKED TO THE CONTRARY BELOW) TO VOTE FOR ALL NOMINEES LISTED BELOW

J. Michael Moore	Samuel E. Hunter	Mark E. Cline	John M. Gilreath.

(INSTRUCTION: To withhold authority to vote for any individual nominee, please place a line through the nominee's name above.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR.

2. Proposal to approve an amendment to our Articles of Incorporation to increase the number of authorized shares of our Common Stock from 10,000,000 to 50,000,000.

FOR	AGAINST

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 10,000,000 TO 50,000,000.

3. Proposal to ratify the selection of BDO Seidman, LLP as our independent auditors.

FOR	AGAINST

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE THE RATIFICATION OF THE SELECTION OF BDO SEIDMAN, LLP AS OUR INDEPENDENT AUDITORS.

4. Proposal to approve the Diversified Corporate Resources, Inc. 2004 Non-Qualified Stock Option Plan.

FOR	AGAINST

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE DIVERSIFIED CORPORATE RESOURCES, INC., 2004 NON-QUALIFIED STOCK OPTION PLAN.

5. In their discretion, the Proxies are authorized to vote upon such other matters and business as may properly come before the meeting.

FOR	AGAINST	ABSTAIN

Your signature(s) on this proxy form should be exactly as your name or names appear on this proxy. If the stock is held jointly, each holder should sign. If signing as attorney, executor, administrator, trustee, guardian or other fiduciary or representative capacity, please set forth your full title. If a corporation, please sign in full corporate name as president or other authorized officer. If a partnership or other entity, please sign in the partnership's or other entity's name by authorized person. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS FOR PROPOSALS 1 2, 3AND 4 AND THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTER.

Dated: ________________________, 2004 ___________________________________ (Signature) ___________________________________ (Signature if held jointly)